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                                                                    EXHIBIT 11.1

                            APPLIEDTHEORY CORPORATION

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)


                                                                              THREE MONTHS ENDED
                                                                                 JUNE 30, 1999
                                                                                 -------------

Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                                   15,970,181
       Weighted average shares issued during three months
       ended June 30, 1999 (5,177,721 shares)                                       3,470,418
                                                                                 ------------
                                                                                   19,440,599
                                                                                 ============

Net loss                                                                         $(2,315,000)
                                                                                 ============

Loss per share attributable to common stockholders                               $     (0.12)
                                                                                 ============
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(1)  For a discussion of loss per share, see Note B of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ending June 30, 1999.